UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

Welcome to the Broadridge Financial Solutions, Inc. Stockholder Forum. Broadridge has a commitment to good governance and business practices. To maintain our commitment, we regularly monitor developments in the area of corporate governance and update and review our processes and procedures in light of such developments. As always, we are committed to you, our stockholders, and appreciate you taking the time to submit your questions and comments.

We look forward to establishing a meaningful dialogue with you.

Pre-Meeting Questions

If you would like to ask a question in advance of the meeting, please submit it in the box to the right. We appreciate your input and look forward to hearing from you. We will do our best to address your questions during our annual meeting. However, in the event that we are not able to address your question during the meeting, we will attempt to respond to you in a timely manner after the meeting has ended.

Stockholder Materials

2010 Annual Report

2010 Notice and Proxy Statement

Attend Our Virtual Meeting

In order for us to reach a greater number of stockholders, we are offering a live webcast of our Annual Meeting of Stockholders where you will be able to attend the meeting over the Internet, vote electronically and ask questions during the meeting.

Location: http://www.virtualshareholdermeeting.com/br

Date: November 17, 2010

Time: 10:00 AM Eastern Time

Go Green

CEO Video

Clean Air

Corporate Responsibility

Survey

We would like to learn more about our stockholders. Please complete the survey below and view the results real-time.

1. How long have you been a Broadridge stockholder?

0-1 Year

1-2 Years

2-3 Years

3+ Years

2. As a Broadridge stockholder, what excites you most about the company?

Leadership in the financial solutions industry

International expansion

Development of new product categories

Leadership in corporate social responsibility

Management

Other, please specify

3. What do you view as the most critical factor in Broadridge’s long term success?

Growth in new products and categories

International expansion

Growth of online capabilities

Cost containment efforts

Macroeconomic conditions

Other, please specify

4. What do you see as the number one topic you would like Broadridge to address?

SEC proxy rule changes

Product category and/or geographical segment information

Cost containment efforts

Management

Other, please specify

5. What feature do you find the most useful on our Stockholder Forum?

The ability to submit a question online to management prior to the annual meeting of stockholders

The ability to access this year’s annual meeting materials in one location

The ability to vote my shares online

The ability to sign up for e-delivery of stockholder materials

Other, please specify

6. What additional functionality would you like to see added to our Stockholder Forum?

Other, please specify